Shareholder Discussion Materials May 2018 Exhibit 99.2

This presentation includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not based on historical facts and express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and statements about the company’s corporate strategies, future operations, development plans and appraisal programs, projected acreage position, drilling inventory and locations, estimated oil, and natural gas and natural gas liquids production, rates of return, reserves, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and infrastructure assessment and investment. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A – “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factors” sections of our Quarterly Reports on Form 10-Q filed after such Form 10-K. All of the forward-looking statements made in this presentation are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements. Cautionary Statements Forward Looking Statement SandRidge Energy, Inc. NYSE: SD

Executive Summary

SandRidge Continues to Deliver for Shareholders	✓ Delivered or over-delivered on production and cost guidance for 2017 ✓ Increased proved reserves 8% in 2017, with a 130% reserve replacement ratio ✓ On target to achieve 50% reduction in G&A since emergence by year end 2018 ✓ Putting up short-term Shareholder Rights plan for radification ✓ SandRidge outperformed peers from emergence until Icahn's involvement
We Continue to Incorporate Feedback as a Direct Result of Extensive Shareholder Engagement	✓ Canceled Bonanza Creek transaction ✓ Replaced CEO and CFO ✓ Revised short-term Shareholder Rights Plan ✓ Enlarged Board to accommodate two Icahn nominees selected by shareholders using universal proxy card
Our Independent, Highly-Qualified Directors are Committed to All Shareholders	✓ Refreshed 40% of Board with diverse, highly qualified directors ✓ Executing thorough and unbiased strategic review ✓ Enhanced alignment of management compensation with performance ✓ Provided shareholders with ability to elect two additional directors
Handing Control Over to the Icahn Nominees is NOT in the Best Interest of Shareholders	Icahn nominees are: × Dominated by Icahn employees × Inherently biased towards a single outcome × Largely inexperienced in our industry × Intent on side-stepping the Company's ongoing strategic process

The SandRidge Board is committed to acting in the best interest of ALL shareholders to maximize value

3 SandRidge Energy, Inc. NYSE: SD

SandRidge Energy, Inc. NYSE: SD SandRidge’s Board is Committed to Maximizing Shareholder Value Continue to improve operating plan Review strategic alternatives for the Company and its assets Thoroughly evaluate all credible acquisition offers Further explore individual asset sales or JV opportunities Include Icahn on equal basis with other bidders Execute on the strategic alternative that maximizes the value for ALL shareholders Acquire SandRidge in a process that is unfair to other shareholders Potentially deny SandRidge shareholders the fair value for the business by consolidating control of the Company without providing an appropriate control premium Deter competition from other bidders by placing current and former Icahn employees on the Board, thus disrupting the current process Icahn’s nominees have limited experience with the upstream oil & gas sector An Icahn-controlled Board likely deters third parties from undertaking the time and expense required to provide a competitive offer for the Company or its assets, because such a process would be rigged, either in perception or reality Our Plan Icahn’s Plan We believe a process overseen by the current Board, with decades of industry-specific M&A experience, has the highest likelihood of maximizing shareholder value relative to a process run by Icahn nominees

SandRidge Energy, Inc. NYSE: SD Extensive discussion with shareholders regarding strategy, management and governance Transitioned to new management Aligned management compensation with performance Refreshed 40% of board – new members with relevant perspectives/qualifications, including leading / running strategic review processes Launched thorough, unbiased strategic review Committed to expand Board to allow additional shareholder representation Unique adoption / ground-breaking universal proxy card Recent Board Actions SandRidge Board Has Taken Decisive and Effective Actions

SandRidge Energy, Inc. NYSE: SD Retained RBC Capital Markets to lead strategic review Considering divestment or joint venture opportunities associated with North Park Basin assets, potential corporate and asset combination options and a sale of the Company Developed new long-term financial projections with the unrisked 3P reserve development plan Entered into non-disclosure agreements with several interested third-parties, including Icahn Parties are reviewing confidential data in the data room and preparing for management presentations Targeting to receive initial indications of interest before the end of June Moving forward expeditiously but will not rush the process at the expense of delivering value Conducting a Thorough, Unbiased Strategic Review Review Process is Well-Underway with Multiple Parties Turning Board control over to Icahn would disrupt our process to the detriment of shareholder value

SandRidge Energy, Inc. NYSE: SD The Choice is Clear YOUR BOARD RECOMMENDS THE FOLLOWING ACTIONS TO MAXIMIZE SHAREHOLDER VALUE AND RETAIN CONTROL OF YOUR INVESTMENT Vote “FOR” existing directors: Sylvia K. Barnes, Kenneth H. Beer, Michael L. Bennett, William M. Griffin and David J. Kornder. Vote “FOR” the addition of only two new independent directors proposed by Icahn – the Board has already carefully vetted and offered to have John J. "Jack" Lipinski and Randolph C. Read join as directors. Vote “FOR” the ratification of the continuation of the short-term shareholder rights plan, expiring in six months, in order to protect shareholders from unfair, abusive or coercive takeover strategies, including acquisition of control without payment of an adequate premium, while the Board continues its review of strategic alternatives to maximize shareholder value. DO NOT support nominees employed, or recently employed, by Icahn – Jonathan Christodoro, Jonathan Frates and Nicholas Graziano. DO NOT turn control of the Board over to Icahn’s seven nominees.

Company Overview and Highlights

SandRidge Energy, Inc. NYSE: SD Key Investment Highlights Attractive Valuation ~$500 million market capitalization compared to: $725 million PDP PV-10 (1) $1,009 million total proved PV-10 (1) $60 to $90 million of non oil & gas real estate ~375,000 shares average daily trading volume Trading at 2.5x 2018E EBITDA; <$15k/Boepd Asset Highlights Unlevered with Strong Liquidity Clean capital structure: only RBL and common stock $418 million available under undrawn $425 million RBL (net of LOCs) $18 million of cash on hand as of May 1, 2018 Mississippian Generates Significant Cash Flow Cash flow from 1,100+ operated wells funds oil-weighted drilling Large HBP acreage position with incremental undeveloped potential – drilling four wells in 2018 Existing infrastructure, including company operated electrical and SWD systems, supports competitive, cost-efficient operations NW STACK Delineation Funded by DrillCo Meaningful 72,577 net acre position (52% HBP) being delineated with wellbore-only DrillCo funding Provides platform to generate high interest PUD locations, HBP acreage and advance the learning curve with minimal capital exposure Strong potential returns in the Meramec formation (>50% IRR) Additional growth potential with the Osage formation Strong, Oil-Weighted Niobrara North Park Basin Inventory Major Niobrara oil resource with >2,000 future laterals (~100% working interest) on contiguous 122,000 net acre position Results from 31 horizontal wells validate commerciality of play; 143 PUD future laterals validated by 3rd party engineering firm (2) Producing 2,400 Bopd (Q1’18), increasing to 4,000 Bopd during Q3’18 Multiple options in progress to address long-term oil and gas takeaway requirements associated with continued growth Established Growth Platform SandRidge Energy, Inc. (NYSE: SD, “SandRidge”) is a public, upstream energy company focused on developing oil and gas assets in Oklahoma, Colorado and Kansas with 1Q 2018 production of 35.6 MBoepd SandRidge is an attractively valued, unlevered company with significant operating cash flow and liquidity to fund new growth opportunities and the development of a robust inventory of operated drilling locations The Company has a resilient employee base that has demonstrated strong operational and financial expertise with the ability to absorb significant asset expansion with minimal incremental overhead Company Overview PDP PV-10 and total proved PV-10 under the Company’s 3P Development Plan Effective July 1, 2018 are non-GAAP financial measures defined and reconciled in the appendix. Reserves engineered by SandRidge management. YE 2017 3rd party engineered PUDs included 147 laterals, whereas the current 3P development plan has 143 laterals accounting for schedule changes and modifying SRLs to be XRLs.

SandRidge Energy, Inc. NYSE: SD Distinct Operating Areas Provide Strong Cash Flow & Growth Potential Large Portfolio of Oil-Weighted Drilling Opportunities Backed by Strong Cash Flow Base in the Mississippian Mississippian Lime 1Q 2018 Production (MBoe/d | % Liquids) 27.2 | 43% Net Acreage | % HBP 360,280 | 95% Operated Producing Wells 1,157 Undeveloped Locations 95 2018 Rig Activity 1 NW STACK North Park 1Q 2018 Production (MBoe/d | % Liquids) 3.0 | 65% Net Acreage | % HBP 72,577 | 52% Operated Producing Wells 31 Undeveloped Locations 179 2018 Rig Activity 1 1Q 2018 Production (MBoe/d | % Liquids) 2.4 | 100% Net Acreage | % HBP 122,000 | 85% Operated Producing Wells 31 Undeveloped Locations 2,072 2018 Rig Activity 1 KANSAS OKLAHOMA Barber Harper Garfield Alfalfa Woods Major Woodward Comanche Kingman Sedgwick Pratt Reno Sumner Grant COLORADO Larimer Grand Jackson Routt OKLAHOMA Alfalfa Woods Major Woodward Harper Kingfisher Blaine Dewey Canadian Custer Grant Garfield Note: HBP in North Park includes acreage held by federal unit.

Value Proposition

SandRidge Undervalued Relative to Peers and Overall Market

SandRidge Historical Stock Performance Versus Peers



WTI: 45%
S&P 500: 27%
E&P Index: 8%
Peer Index: (6%)
SandRidge: (27%)
60%
40%
20%
0%
(20%)
(40%)
Share Price Performance
Announced termination of Bonanza Creek
Announced acquisition of Bonanza Creek
Oct-16
Jan-17
Apr-17
Jul-17
Oct-17
Jan-18
Apr-18

SandRidge EV to PV-10 Value Comparisons (1)



$483
$725
$1,009
33% Discount
52% Discount
Enterprise Value
07/01/18 PDP PV-10 at Strip (May 11, 2018)
07/01/18 Proved PV-10 at Strip (May 11, 2018)

Current SandRidge Valuation Multiples

EV / EBITDA Multiples



2.5x
5.3x
1.6x
3.4x
EV / 2018E EBITDA
Peer Average
EV / 2019E EBITDA
Peer Average

EV / Production Multiples ($/Boepd)



$13,845
$49,386
$12,807
$32,903
EV / 2018E Production
Peer Average
EV / 2019E Production
Peer Average

Source: Public disclosure, FactSet consensus estimates. Market data as of 05/11/18.
Note: Peer comps include AXAS, BCEI, ECR, ESTE, HK, HPR, MPO, PVAC, REI, REN & SBOW. Projections incorporate strip pricing as of 05/11/18 (assumes flat $60 | $2.75 for 2021 and beyond).

(1) PDP PV-10 and total proved PV-10 under the Company's 3P Development Plan Effective July 1, 2018 are non-GAAP financial measures defined and reconciled in the appendix. Reserves engineered by SandRidge management.

11
SandRidge Energy, Inc. NYSE: SD

2017 Results & Recent Events

Solid Financial Performance Exceeds Guidance

Actual Results vs. Guidance Shows Outperformance

	FY 2017		
	Actuals	Guidance Midpoint	Delta
Production			
Oil (MMBbls)	4.2	4.2	-
Natural Gas Liquids (MMBbls)	3.4	3.2	0.2
Total Liquids (MMBbls)	7.6	7.4	0.2
Natural Gas (Bcf)	44.2	42.8	1.5
Total (MMBoe)	**15.0**	**14.5**	**0.4**
Cost per Boe			
LOE	$6.89	$7.08	($0.19)
Adj. G&A Expense(1)	$3.72	$4.10	($0.38)
Capital Expenditures ($MM)			
Drilling & Completion			
Mid-Continent	$66	$63	$3
North Park Basin	56	63	(6)
Other(2)	22	20	2
Total	$144	$145	($1)
Other E&P			
Land, G&G and Seismic	$48	$46	$2
Infrastructure(3)	15	18	(3)
Workovers	28	30	(2)
Capitalized G&A and Interest	12	14	(2)
General Corporate	1	2	(1)
Total	$104	$110	($6)
Total Capital Expenditures	**$248**	**$255**	**($7)**

2017 & YTD Operational Results


Proved PV-10 ($MM)(4)
$438
$749
$871
YE'16 at SEC ($42.75 | $2.48)
YE'17 at SEC ($51.34 | $2.98)
YE'17 at Strip (05/01/18)

Increasing Reserves & Value

- SEC PV-10 up 71% YoY
- Total reserves up 9% YoY
- Oil Reserves up 17% YoY
- 19 MMBoe added via drill bit
- 130% reserve replacement

Mid-Continent

- Commenced initial $100MM tranche of NW STACK DrillCo during 2017
- 1Q 2018 production totaled 2.9 MMBoe (32 MBoe/d | 22% oil)
  - Avg. 1 rig in NW STACK and drilled 6 SRLs targeting the Meramec
  - Brought 4 SRLs online – combined 30-day IP avg. 675 Boe/d (76% oil)

North Park

- 1Q 2018 oil production totaled 213 MBo (2.4 MBopd)
  - Averaged 1 rig targeting multiple benches in the Niobrara
  - Drilled 4 XRLs and 1 SRL
  - 4 XRLs conclude 8 well wine rack test evaluating B, C and D benches
  - Brought online 1 XRL and 1 SRL
- Drilled 8 XRLs and brought 5 wells to sales with one rig in 2017, confirming all four Niobrara benches (A, B, C and D) productive
- Recent 30-day IP rates avg. 1,109 Boepd (91% oil)

(1) Adjusted G&A expense is a non-GAAP financial measure defined and reconciled in the appendix.
(2) 2016 carryover, coring, non-op and SWD.
(3) Includes production facilities, pipeline ROW and electrical.
(4) PV-10 of SEC proved reserves and PV-10 of strip-based proved reserves are non-GAAP financial measures defined and reconciled in the appendix.

12
SandRidge Energy, Inc. NYSE: SD

General & Administrative Overview Reduced Cash Expensed G&A by ~46% from 2016 to Current SandRidge Energy, Inc. NYSE: SD G&A Detail Cash Expensed G&A by Category ($MM) Year End G&A Headcount Over Time Adjusted G&A expense is a non-GAAP financial measure defined and, for past periods, reconciled in the appendix. 2018 Exit Adjusted G&A Expense (1)

SandRidge Energy, Inc. NYSE: SD Since emergence, implemented leadership and organization changes, combined with new strategic objectives focused on organic growth and cash flow margin improvement Delivered or over-delivered on production and cost guidance in 2017 SEC Proved PV10 reserve value increased 71% from $438 million YE16 to $749 million at YE17 Changed the organizational structure and significantly reduced the number of senior executives, providing an efficient and aligned organization delivering on guidance and investment returns - demonstrated with 1Q18 results Reducing G&A cash expenses to a go-forward spend rate of $36-$39 million per year – resulting G&A will have been cut by 50% since emerging from bankruptcy in October 2016 Initiated comprehensive review and assessment of the company’s undeveloped asset inventory with a new associated reserve development and organic growth plan Moderate 2018 capital program with balance sheet preservation in advance of potential longer-term strategy modifications resulting from new reserve development plan and possible outcomes associated with ongoing process to review strategic alternatives to accelerate meaningful shareholder value creation Driving Value Creation & Recognition

SandRidge’s Board and Corporate Governance

SandRidge Corporate Governance Highlights

Governance Highlights	SandRidge Shareholder-Friendly	Prevalence Among the S&P500
Each Director Elected Annually	✓	90%
Separate Chairman / CEO	✓	48%
Majority Voting Standard	✓	90%
Shareholder Ability to Call Special Meeting	✓	64%
Allows Action by Written Consent	✓	30%
Majority Vote to Amend Charter / Bylaws	✓	60% / 74%
Universal Proxy	✓	NA

Sources: Institutional Shareholder Services, FactSet, Spencer Stuart Board Index 2016, Compensation Advisory Partners
(1) FactSet Bullet Proof Rating System. Scale is from 0-10, with 0 representing the most shareholder-friendly defenses.

16
SandRidge Energy, Inc. NYSE: SD

SandRidge Board is Qualified with the Right Experience

The Right Combination of Industry Expertise AND Experience Leading Strategic Review Processes

	Barnes	Beer	Bennett	Griffin	Kornder
Public Company CEO			✓	✓	
E&P Business Leadership		✓		✓	✓
Public Company Financial Management / Reporting	✓	✓	✓		✓
E&P Operations / Technical Experience	✓			✓	
Capital Markets / M&A	✓	✓		✓	✓
Corporate Governance and Other Public Company Directorship	✓	✓	✓		✓
Independent	✓	✓	✓		✓


40%
Public Company CEO
60%
E&P Business Leadership
80%
Public Company Financial Management / Reporting
40%
E&P Operations / Technical Experience
80%
Capital Markets / M&A
80%
Corporate Governance and Other Public Company Directorship

17
SandRidge Energy, Inc. NYSE: SD

SandRidge Board Overview

100% of the SandRidge Independent Board has served two years or less

3 of the 5 members of SandRidge's Board were vetted and approved by the Company's creditors in connection with its restructuring in 2016 and reelected, by overwhelming majority, at our most recent annual meeting by SandRidge shareholders (✓); 2 of 5 were appointed since February 2018

Michael L. Bennett *Chairman* ✓	• Over forty years of technical and managerial experience in the petrochemical industry • From 1973 until 2010, Mr. Bennett was an employee of Terra Industries Inc. (NYSE: TRA), a manufacturer of nitrogen products in a variety of leadership roles, most recently as President and Chief Executive Officer, when the company was sold to CF Industries • Currently serves as Chairman of the Board of Directors of OCI N.V.
Sylvia K. Barnes *Director*	• Principal and owner of Tanda Resources LLC, a privately-held oil & gas investment and consulting company • From 2011 – 2015, Ms. Barnes served as Managing Director and Group Head for KeyBanc Capital Markets Oil & Gas Investment and Corporate Banking Group • Prior to joining KeyBanc, Ms. Barnes was Head of Energy Investment Banking at Madison Williams
Kenneth H. Beer *Director*	• Has served since August 2005 as the Chief Financial Officer of Stone Energy Corporation (NYSE: SGY), recently sold to Talos Energy LLC • From 1986 to July 2005, Mr. Beer held various positions at the energy boutique investment banking firms of Johnson Rice & Company and Howard Weil • Board member, Enduro Resource Partners, International Shipholding, and Board of Managers, J.P. Morgan Private Equity Funds
William M. Griffin *Director & Interim CEO* ✓	• Thirty-five years of technical and leadership experience with active public and privately owned upstream energy organizations in most oil and gas basins throughout the United States and Gulf of Mexico • Recently served as President and CEO of privately held Petro Harvester Oil & Gas • Served on the boards of Black Warrior Methane Corp. and Four Star Oil & Gas Company • Registered professional engineer with a B.S. in mechanical engineering from Texas A&M University
David Kornder *Director* ✓	• Over twenty years of experience in oil and gas and finance • Until June 2015, Mr. Kornder was the President and Chief Executive Officer of Cornerstone Natural Resources, LLC, a privately held independent oil and gas company • Served as the Executive Vice President and Chief Financial Officer at BioFuel Energy Corp., a publicly traded ethanol production company, as Senior Vice President and Chief Financial Officer at Petrie, Parkman, LLC, a privately held investment bank focused on the energy sector • Served as Chief Financial Officer and Director of Patina Oil & Gas Corporation from its formation in 1996 until the sale of Patina to Noble Energy in 2005

18

SandRidge Energy, Inc. NYSE: SD

Reasons for the Short-Term Shareholder Rights Plan Shareholder Protection is our Highest Priority SandRidge Energy, Inc. NYSE: SD The short-term rights plan was designed to protect the rights of all SandRidge shareholders Subject to shareholder vote in 3 weeks Protect stockholders from the acquisition of a substantial, and potentially controlling, position in the Company without appropriately compensating all of the Company’s stockholders for such control or otherwise treating all stockholders equally or fairly Encourage anyone seeking to acquire control of the Company to make an offer that represents fair value to all holders of our common stock Provide the Board with sufficient time to consider fully any unsolicited offer If appropriate, explore other alternatives that maximize stockholder value If stockholders choose to extend the short-term Rights Plan, it will continue in effect for less than six months We believe this will allow sufficient time to complete the SAP

Investor Engagement Shaping Compensation

Increased Emphasis on Shareholder Dialogue and Pay-for-Performance

What We Heard	What We Did for 2017	What We Are Doing for 2018
2016 compensation was too high. We heard concerns that the size of different compensation elements adopted by the Company in connection with its Chapter 11 reorganization – the short-term cash-settled performance program and the equity emergence grants following the Company's exit from Chapter 11 – resulted in aggregate compensation levels that were an outlier to prior years.	We returned to a compensation program consisting of base salary, performance-based annual incentive and a combination of time- and performance-based long-term incentive compensation at historic target levels. The salary for the Company's CEO returned to the minimum prescribed by his employment agreement and his total direct compensation for 2017 was less than 40% of that in 2016.	The Compensation Committee has set interim CEO compensation at a competitive level considering relevant market data. Going forward, we will recalibrate total target compensation for the next CEO in a way that is both competitive and more reflective of the compensation found among our peer group companies.
Metrics that incentivize growth for growth's sake are inappropriate. We heard concerns that production growth and reserves growth goals may provide perverse incentives, which could be mitigated if balanced with other metrics.	We adopted a balanced scorecard approach in our 2017 annual incentive program. Our Capital Program Return (25%), Per Unit Adjusted Operating Cost (25%) and qualitative (25%) metrics ensure that we are not solely focused on production growth (25%) at any expense. The Compensation Committee determined to use a discretionary approach to long-term incentive metrics relating to EBITDA growth and proved reserves growth to eliminate the potential for stale targets.	We continued a balanced scorecard approach in our 2018 annual incentive program. Significant portions of our named executive officer compensation continue to be at risk and tied to stock price performance, which ensures that our executives remain focused on delivering value to stockholders.
A larger proportion of the long-term incentive should be performance-based. We heard concerns regarding the weighting of our LTIP, specifically that the 2016 emergence grant, which consisted of 25% performance units was insufficiently performance-based.	LTIP grants were issued in February of 2017 and thus the proportion of performance-based awards, which remained at 25%, was determined prior to the shareholder outreach conducted in May and September of that year. As a result, we changed the timing of our annual long-term grants from February to July in part to incorporate shareholder feedback and say-on-pay results into the current year program.	The Compensation Committee has committed to both increasing the performance-based proportion of the 2018 LTIP award to 50% PSUs when grants are made in July, and implementing three-year vesting / performance periods for such awards.
Single trigger equity acceleration upon a Change in Control. We heard concerns that such a provision may discourage potential buyers of the Company.	Beginning in December 2017, all restricted stock awards contain double trigger vesting language.	Intend for yearly 2018 FSA grant to contain double trigger vesting language

20 SandRidge Energy, Inc. NYSE: SD

SandRidge Energy, Inc. NYSE: SD Advantages of the Universal Proxy Best Corporate Governance Practice We adopted the Universal Proxy in order to give shareholders total freedom to pick the 7 best nominees from all candidates up for election Leading proxy advisors ISS and Glass Lewis support its use CII promotes its adoption by the SEC SEC has issued proposed rules for its adoption In a proxy contest such as this one, a Universal Proxy allows shareholders to choose from the 5 Company nominees and any of the 7 Icahn nominees

Icahn’s Attempt to Gain Control of SandRidge

Icahn Is Set on Seizing Control Icahn Not Open to Discussing Scenarios that Do Not Provide Control SandRidge Energy, Inc. NYSE: SD Icahn initially engaged with SandRidge to block the Company’s transaction with Bonanza Creek and raised concerns regarding the Board and management In response to the concerns raised by Icahn and other shareholders, SandRidge has implemented numerous changes: Terminated the Bonanza Creek transaction Installed new management Adopted a new operating plan Refreshed 40% of the Board Aligned management compensation Increased the threshold on the short-term shareholder rights plan In an additional effort to work constructively with Icahn, SandRidge also offered to appoint Messrs. Lipinski and Read to the Board in a settlement agreement that Icahn refused (because it did not give Icahn control) Despite SandRidge’s constructive efforts – and the inclusion of Icahn as a bidder in the strategic review process on the same basis as all others – Icahn continues to insist on seizing control of the Board This should come as no surprise as SandRidge shares today trade at lower levels than they did on December 28 when Icahn called the shares “undervalued” Icahn’s agenda is clear – it is seeking to gain control of SandRidge without paying an appropriate premium in order to preserve further upside only for itself We believe turning control over to Icahn would disrupt our progress and our impartial strategic review process and is not in the best interest of shareholders

Icahn's Independent Nominees

SandRidge encourages shareholders to support TWO of Icahn's independent nominees

Icahn Nominees (Principal Occupation)	Independence	Additional Information
John J. "Jack" Lipinski CEO and President and a Director of CVR Energy Age: 67	✓ Independent	Mr. Lipinski has more than forty years of experience in the petroleum refining and nitrogen fertilizer industries, including extensive experience in the role of public company president and CEO, and has served on public and private company boards.
Randolph C. Read President and CEO of Nevada Strategic Credit Investments Age: 65	✓ Independent	Mr. Read has extensive leadership experience in a variety of industries and has served on public and private company boards.
Bob G. Alexander Director of CVR Energy Age: 84	✓ Independent	Mr. Alexander has more than forty years of experience in the exploration and production and oil and gas property management industries, including extensive CEO and M&A experience, as well as service on public company boards and numerous industry committees.
Nancy Dunlap Private Counsel and head of the family office of former New Jersey Governor and Senator Jon S. Corzine Age: 65	✓ Independent	Ms. Dunlap has experience overseeing the personal investment and legal affairs of the family of former New Jersey Governor and United States Senator Jon S. Corzine, before which she served as an attorney focused on commercial real estate transactions.

The SandRidge Board carefully evaluated and offered to appoint Jack Lipinski and Randolph Read to the Board in connection with a settlement offer that Icahn refused

24

SandRidge Energy, Inc. NYSE: SD

SandRidge Energy, Inc. NYSE: SD Do Not Support Icahn Insiders Turning Board Control Over to Icahn is Not in Shareholders’ Best Interest Additional Icahn Nominees (Principal Occupation) Independence Additional Information Jonathan Christodoro Private Investor; Former Managing Director of Icahn Capital LP   Age: 42 x Not Independent Based on a review of Icahn’s nomination materials, Mr. Christodoro joined the board of an exploration and production company only as a representative of Icahn Capital in the context of a settlement. Jonathan Frates Associate at Icahn Enterprises L.P.   Age: 35 x Not Independent Based on a review of Icahn’s nomination materials, Mr. Frates has very limited experience in the exploration and production industry. Nicholas Graziano Portfolio Manager of Icahn Capital   Age: 46 x Not Independent Based on a review of Icahn’s nomination materials, Mr. Graziano has very limited experience in the exploration and production industry.

Icahn’s Poor Track Record in the Energy Industry Energy Investments Have Subsequently Led to Value Destruction SandRidge Energy, Inc. NYSE: SD Icahn has arguably destroyed approximately $28Bn of shareholder value in aggregate during Icahn’s involvement in his energy investments After investing approximately $7.1Bn in energy companies, Icahn’s estimated loss totals approximately $540MM Of Icahn’s six investments in the energy sector, it is estimated that he has lost money and presided over significant value destruction in five of the six cases In the sixth case (CVR), it appears he has made an annual return of close to 8%, though we cannot calculate his exact return

Disastrous History of Icahn Energy Investments

On aggregate, ~$28Bn(1) of shareholder value was destroyed during Icahn's Energy Investments

							Outcome					Company TSR			Relevant Benchmark TSR(2)		
Year	Company	Mkt Cap. At Ann. ($MM)	% O/S at Ann.	Total $ Invested	Holding Period (yrs)	Profit/ (Loss) $MM (3)	Company Sold	Division Sale/Spin	Mgmt. Change	Board Seats	Increased Return of Capital	1 Yr Prior to Ann.	Icahn Holding Period	1 Yr After Exit	1 Yr Prior to Ann.	Icahn Holding Period	1 Yr After Exit
2015	CHENIERE	$15,373	8.18%	$1,943	3.0	$108	✗	✗	✓	✓	✗	(8.1)%	(17.3)%	Ongoing (4)	(14.8)%	(3.9)%	Ongoing
2013	TALISMAN ENERGY	$12,560	5.97%	$898	1.7	($290)	✓	✓	✗	✓	✗	(1.1)%	(21.6)%	Company Sold	28.5%	(3.4)%	(29.8)%
2013	Transocean	$19,984	5.61%	$1,044	3.9	($829)	✗	✗	✓	✓	✓	21.8%	(63.9)%	0.9%	3.5%	(22.0)%	(13.1)%
2012	CVR Energy	$1,926	14.54%	$2,000	6.5	$1,178	✗	✗	✓	✓	✗	44.9%	275.2%	Ongoing (4)	(9.5)%	471.9%	Ongoing
2010	DYNEGY	$572	9.95%	$58	1.8	($52)	✗	✗	✓	✓	✗	(61.0)%	(89.9)%	Filed For Bankruptcy (5)	0.9%	5.4%	28.8% (6)
2010	Chesapeake Energy	$15,421	5.80%	$1,152	6.6	($655)	✗	✓	✓	✓	✗	(5.6)%	(65.9)%	(31.4)%	7.3%	4.9%	(10.2)%
Average:		$10,973	8.34%	$1,182	3.9	($90)						**(1.5)%**	**2.8%**	**(15.2)%**	**2.7%**	**75.5%**	**(6.1)%**
Total:				**$7,095**		**($539)**											

Sources: SharkRepellent, Activist Insight, Capital IQ, press releases

(1) Calculated as sum of market cap differences during Icahn holding period
(2) Relevant benchmarks used are TNAP (Cheniere); S&P 500 Oil & Gas Exploration & Production (Talisman and Chesapeake); OSX (Transocean); S&P North American Utilities Index (Dynegy) and S&P 500 Oil & Gas Refining & Marketing (CVR Energy)
(3) Profit / (Loss) data excludes dividends and stock repurchases
(4) Cheniere and CVR Energy data as of 18 May, 2018
(5) Dynegy filed for Chapter 11 bankruptcy on July 6, 2012
(6) TSR calculated using Dynegy Chapter 11 bankruptcy filing as exit date

27 SandRidge Energy, Inc. NYSE: SD

SandRidge Energy, Inc. NYSE: SD Does Icahn Bid for Companies for the Benefit of ALL Shareholders or Just for His Own? (1) Sources: Public Filings Permissions for quotations neither sought or obtained

SandRidge Energy, Inc. NYSE: SD Icahn’s Contradictory Views on Minority Shareholder Treatment(1) Sources: Public Filings Permissions for quotations neither sought or obtained “Going-private transactions are rarely without controversy, but the law is clear: Non-controlling shareholders must be treated fairly, both in terms of process and price. The Zyskind/Karfunkel squeeze-out transaction completely fails to satisfy these criteria.” -Carl Icahn, 17 May 2018 "We believe the transaction is an opportunistic ploy to take out the minority shareholders at an extremely cheap price ahead of earnings recovery” -Carl Icahn, May 2018 AmTrust Presentation When Not in Icahn’s Interest When in Icahn’s Interest Refused to participate in fair process that would place Icahn in competition with other bidders Instead attempting to take control of company at no-premium against the best interest of other shareholders Icahn acting in direct opposition to the his statements released in the AmTrust contest

SandRidge Energy, Inc. NYSE: SD Summary Conclusions DO NOT LET ICAHN DISRUPT OUR PROGRESS AND STRATEGIC REVIEW PROCESS AT STOCKHOLDERS’ EXPENSE Sandridge has made significant progress and delivered improved results The Board is refreshed and highly qualified to protect shareholder interests through the strategic review process Increased size of Board to allow Icahn nominees to join Appointed Kenneth Beer concurrent with John Genova’s resignation The Board has demonstrated its responsiveness to shareholders by engaging and acting to address shareholder concerns The Board has proven its commitment to best in class corporate governance and executive compensation practices Sandridge has attempted to reach a settlement with Icahn. Icahn has refused to engage in a constructive way. Icahn is determined to take control of Sandridge with a slate dominated by his hand-picked nominees and disrupt a fair strategic review process. Support the SandRidge Board Vote “FOR” existing directors: Sylvia K. Barnes, Kenneth H. Beer, Michael L. Bennett, William M. Griffin and David J. Kornder. Vote “FOR” the addition of only two new independent directors proposed by Icahn – the Board has already carefully vetted and offered to have John J. "Jack" Lipinski and Randolph C. Read join as directors. Vote “FOR” the ratification of the continuation of the short-term shareholder rights plan, for less than six months, in order to protect shareholders from unfair, abusive or coercive takeover strategies, including acquisition of control without payment of an adequate premium, while the Board continues its review of strategic alternatives to maximize shareholder value. DO NOT support nominees employed, or recently employed, by Icahn – Jonathan Christodoro, Jonathan Frates and Nicholas Graziano. DO NOT turn control of the Board over to Icahn’s seven nominees.

Appendix

SandRidge Energy, Inc. NYSE: SD On December 13 and 14, 2017, Mr. J. Bennett, together with David Kornder and William Griffin, independent directors of SandRidge, held a series of meetings with stockholders who collectively owned at the time approximately 26% of the outstanding shares of SandRidge common stock to understand their views on the Bonanza Creek transaction and the Company generally. During the week of December 18, 2017, Mr. J. Bennett and John V. Genova, the then-Chairman of Board, met with additional stockholders of the Company, including Icahn, who collectively owned at the time approximately 21% of the outstanding shares of SandRidge common stock to understand their views on the Bonanza Creek transaction and the Company generally. On January 3, 2018, Mr. Icahn called Mr. J. Bennett and demanded, among other things, that (i) two existing directors be replaced with a director chosen by Mr. Icahn and a director chosen by another large shareholder (or a second director chosen by Mr. Icahn if no other large stockholder made any such appointment), (ii) a commitment to a supermajority of the Board to approve any material acquisitions or divestitures or any changes in executive compensation arrangements and (iii) the Board either terminate the Short-Term Rights Plan or, at the least, amend the Short-Term Rights Plan to delete the “Acting in Concert” language and increase the trigger threshold from 10% to 25%. Mr. J. Bennett agreed to apprise the Board on Mr. Icahn’s requests and informed Mr. Icahn that the independent directors of the Board were going to New York the week of January 15 to meet with several large stockholders and would like to schedule a meeting with Mr. Icahn as well. On January 16 and 17, 2018, the four independent members of the Board held in-person meetings with nine of the largest stockholders of the Company, including Icahn, to discuss and seek input on a wide variety of topics, including the Company’s objectives, its assets, economic growth alternatives, financing strategies and the public proposal from Icahn. On February 7, 2018, Mr. Genova and Philip Warman, Executive Vice President and General Counsel of the Company, had a call with Icahn to hear Mr. Icahn’s views of the Midstates proposal. On February 12, 2018, legal counsel representing Icahn conferred with representatives of the Company and its advisors regarding Icahn’s counsel’s views as to why Mr. J. Bennett should be terminated for cause, which stemmed from Icahn’s view that Mr. J. Bennett failed to inform the Board of Midstates’ interest in a merger with the Company. Icahn’s counsel was not aware that Midstates had made no proposal prior to its February 6, 2018 public announcement and that Mr. J. Bennett’s and Mr. Sambrooks’ discussions were largely centered around finding a time to have a follow up meeting. After reviewing the relevant facts, the Board ultimately determined there was no basis for terminating Mr. J. Bennett for cause. On March 18, 2018, prior to rejecting the Midstates proposal, a representative of the Company had a call with a representative of Icahn to understand Icahn’s view of the Midstates proposal. Overview of Extensive and Open Engagement With Icahn

SandRidge Energy, Inc. NYSE: SD On March 20, 2018, Mr. Griffin and Company advisors had a telephone call with Mr. Icahn and his advisors. Mr. Icahn advised that he wanted the Board to put the Company for sale for cash and that Icahn would be willing to conduct a due diligence review and potential make a cash offer. Mr. Icahn advised that he was likely to nominate a full slate to replace the Board unless the Company agreed to replace two of the five directors with persons chosen by Icahn, agree to have the Icahn directors on every committee, name one of the Icahn directors as the Chairman and provide for a supermajority vote on major acquisitions, equity issuances, changes to the Company’s compensation arrangements or bylaws. Over the course of the next several weeks, Icahn and the Company engaged in negotiations with respect to the potential addition of new directors to the Board and Icahn’s participation in the strategic alternatives review process and on April 3, 2018, the Company made a settlement proposal to Icahn in which the Company proposed, among other terms, that: Icahn would be able to participate in the strategic alternatives review process, subject to the execution of a customary confidentiality agreement, and the Company would agree to consider in good faith any proposal made by Icahn in compliance with the bid procedures; The Company would be willing to consider in good faith any director nominees proposed by Icahn who are independent of Icahn and qualify as independent under the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange; If the Company ever enters into a significant transaction, including a merger or the sale of more than 20% of its common stock or assets, it would not agree to a termination fee that exceeds 2.0% of the Company’s equity value; and Icahn would agree to a customary standstill provision until the earlier of (i) the public announcement of the completion of the strategic alternatives review process and (ii) the Company’s entry into a significant transaction. The next day, representatives of the Company and its outside counsel held a call with Icahn and his representatives to discuss the Company’s settlement proposal. During the call, Mr. Icahn rejected the Company’s settlement proposal and notified the Company of his intent to nominate candidates for election to the Board at the 2018 Annual Meeting. Overview of Extensive and Open Engagement With Icahn (cont’d)

SandRidge Energy, Inc. NYSE: SD On April 18, 2018, representatives of the Company had a call with Icahn who expressed an interest in doing due diligence and potentially making an all cash offer for the Company, with an ability to go public with his offer if the Board rejected it. The representatives of the Company advised Icahn that the Company was putting together a data room as part of its broad based strategic alternatives review and Icahn could participate as a bidder. The Company representatives requested an opportunity to have the Company’s Nominating and Governance Committee interview Icahn’s nominees, which Icahn agreed to take under advisement. Also on April 18, 2018, representatives of Icahn provided a draft confidentiality agreement to counsel for the Company with respect to Icahn’s participation in the strategic alternatives process. Over the next several weeks, the Company and representatives of Icahn negotiated the confidentiality agreement. On April 30, 2018, representatives of the Company had a call with Mr. Icahn and offered to settle the proxy contest between the Company and Mr. Icahn by adding two of the Icahn Nominees, Messrs. Lipinski and Read, to the Board. On May 1, 2018, Icahn rejected the Company’s settlement proposal and indicated that he would not end the proxy contest unless he has control of the Board. Nevertheless, on May 2, 2018, the Board decided to expand the size of the Board from five to seven members effective immediately prior to the Annual Meeting and to recommend in the Company’s proxy statement for the Annual Meeting that stockholders vote for the election of two of the Icahn Nominees whom the Board determines are independent of both the Company and Icahn. On May 17, 2018, the Company and Icahn entered into a confidentiality agreement. The Company granted Icahn and his advisors access to the data room following execution of the confidentiality agreement. Overview of Extensive and Open Engagement With Icahn (cont’d)

SandRidge Energy, Inc. NYSE: SD Bonanza Creek “BCEI” Merger Analysis The Board’s value thesis has proven sound SandRidge continues to move forward, but since Icahn Capital has consistently faulted our Board for the “highly dilutive” Bonanza Creek deal, it is appropriate to set the record straight.   Bonanza Creek (+24%) has outperformed the XLE benchmark (+14%) since the date we signed the merger agreement Bonanza Creek now trades in line with and recently at a premium to our originally proposed purchase price Current BCEI price is without any synergies from the merger, or new transactions Given BCEI’s actual share price performance relative to SD, BCEI acquisition should have increased SD’s current share price The merger would have been accretive to our shareholders on 2018 cash flow/share and NAV/share Bonanza Creek production is outperforming our modeled performance Our acquisition price assumed average production of 16.0 mboe/d for 2018 Bonanza Creek’s first quarter production was 16.8 mboe/d Bonanza Creek’s production guidance is 18.3 mboe/d for both the second quarter and full year 2018 Bonanza Creek new well results are exceeding our acquisition model – SD assumed 25% uplift from newer completion techniques Eleven new wells announced by BCEI - each with actual uplifts from 35% to 40% Overall production outperformance and incremental uplift increases BCEI’s estimated NAV per share The Board responded to shareholder input – ultimately yielding to Icahn Capital and others to terminate the Bonanza Creek transaction– but it is only fair to note that the value thesis regarding Bonanza Creek has proven sound

The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, as shown in the following tables. SandRidge Energy, Inc. NYSE: SD Reconciliation of G&A to Adjusted G&A Expense

PV-10 is a non-GAAP financial measure and represents the present value of estimated future cash inflows from proved oil, natural gas and NGL reserves, less future development and production costs, discounted at 10% per annum to reflect timing of future cash flows and using 12-month average prices for the year ended December 31, 2017. PV-10 differs from Standardized Measure because it does not include the effects of income taxes on future net revenues. The PV-10 of strip-based proved reserves is a non-GAAP financial measure and differs from standardized measure because it reflects the estimated proved reserves economically recoverable based on forward NYMEX strip prices rather than SEC pricing and does not include the effects of income taxes on future net revenues. Neither the PV-10 of the Company’s SEC reserves, the PV-10 of strip-based proved reserves nor the Standardized Measure represents an estimate of fair market value of the Company’s oil and natural gas properties. Commodity prices used in the calculation of the PV-10 of striped-based proved reserves based on May 1, 2018 NYMEX prices. SandRidge Energy, Inc. NYSE: SD Reconciliation of Standardized Measure of Discounted Net Cash Flows to PV-10 (May 1 Strip)

Reconciliation of Standardized Measure of Discounted Net Cash Flows to PV-10 (3P Development Plan Effective July 1, 2018)

The proved reserve estimates contained in the unrisked 3P development plan summarized in a Form 8-K furnished to the SEC on May 25, 2018 are based on the Company's 2017 year-end proved reserve report but differ from Standardized Measure because they have been modified to reflect (i) commodity prices based on May 11, 2018 strip prices through 2020 and $60 per Bbl of oil and $2.75 per Mcf of natural gas for 2021 and beyond rather than the commodity prices required to be used by the SEC, (ii) current capital expenditure cost estimates, (iii) updated well performance estimates that have been revised to reflect current management estimates based on additional well performance that was not available at the time of preparation of the 2017 year-end reserve report, (iv) 2018 well production and (v) modified proved undeveloped locations including eliminations due to scheduling and configuration changes and additions identified based on drilling activity during 2018.

PROVED RESERVES	PROVED DEVELOPED	TOTAL PROVED
(as of 12/31/2017)	(in millions)	(in millions)
Standardized measure of discounted net cash flows	$ 574	$ 749
Present value of future net income tax expense discounted at 10%	-	-
PV-10	$ 574	$ 749
Effects of calculating reserves and pricing under 3D Development Plan Effective July 1, 2018	151	260
PV-10 of (3P Development Plan Effective July 1, 2018)	$ 725	$ 1,009

38

SandRidge Energy, Inc. NYSE: SD